EXHIBIT 99.1
Contact:
Albert Fleury
Investor Relations
Digene Corporation
(301) 944-7000
http://www.digene.com/

Investor Relations:
Evan Smith
Financial Dynamics
(212) 850-5606
Media:
Pam Rasmussen, Digene
(301) 944-7196
DIGENE ANNOUNCES RECORD SECOND QUARTER FISCAL 2007 RESULTS, RAISES FULL-YEAR GUIDANCE
- Total Revenues up 33% to $49.2 million -
- U.S. HPV Revenues Increase 41% to $37.9 million -
- Net Income of $6.1 million, or $0.25 per share –
- Excluding special items, Net Income of $6.5 million, or $0.27 per share –
GAITHERSBURG, MARYLAND, February 1, 2007 — Digene Corporation (NASDAQ: DIGE) today reported record financial results for the fiscal 2007 second quarter ended December 31, 2006.

Comparison of Selected Financial Results (millions, except per share data)
	Three months ended		Six months ended
	December 31,		December 31,
	2006	2005	2006	2005
As reported:
Total revenue	$49.2	$37.1	$95.3	$70.4
Net income	6.1	3.0	11.2	4.3
Net income per diluted share	0.25	0.14	0.47	0.21
Excluding special items*:
Net income	6.5	4.8	13.1	7.5
Net income per diluted share	0.27	0.23	0.54	0.36

*	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below

Total revenues for the second quarter of fiscal 2007 increased 33% to $49.2 million from $37.1 million in the second quarter of fiscal 2006. Worldwide human papillomavirus (HPV) test revenues grew 40% to $45.2 million from $32.3 million in the second quarter of fiscal 2006. U.S. HPV test revenues increased 40.7% to $37.9 million from $26.9 million in last year’s comparable quarter. Gross margin on product sales was 87% in the fiscal 2007 second quarter, compared to 86% in the fiscal 2006 second quarter. Net income increased to $6.1 million, or $0.25 per diluted share, in the fiscal 2007 second quarter, compared to $3.0 million, or $0.14 per diluted share, in the fiscal 2006 second quarter.
Excluding special items, net income in the second quarter of fiscal 2007 was $6.5 million, or $0.27 per diluted share, compared to net income of $4.8 million or $0.23 per diluted share, in the second quarter of fiscal 2006. Special items in the fiscal 2007 second quarter consist of approximately $1.6 million of employee and director equity-based compensation expense and an adjustment to reflect a 38% effective tax rate. Special items in the fiscal 2006 second quarter consist of approximately $1.4 million of employee and director equity-based compensation expense and an adjustment to reflect a 38% effective tax rate.
For the six months ended December 31, 2006, total revenues increased 35% to $95.3 million FROM $70.4 million in the comparable period last year. Worldwide HPV test revenues grew 43% to $86.8 million from $60.7 million in last year’s comparable period. U.S. HPV test revenues increased 46% to $73.6 million from $50.3 million in last year’s comparable period. Gross margin on product sales was 87% for the six months ended December 31, 2006, compared to 86% in the fiscal 2006 period. Net income was $11.2 million, or $0.47 per diluted share, in the fiscal 2007 period, compared to a net income of $4.3 million, or $0.21 per diluted share, in the fiscal 2006 period.
Excluding special items, net income for the six months ended December 31, 2006 was $13.1 million, or $0.54 per diluted share, compared to net income of $7.5 million or $0.36 per diluted share, in the comparable period last year. Special items for the six months ended December 31, 2006 consist of approximately $3.7 million of employee and director equity-based compensation expense and an adjustment to reflect a 38% effective tax rate. Special items in the fiscal 2006 comparable period consist of approximately $2.8 million of employee and director equity-based compensation expense and an adjustment to reflect a 38% effective tax rate.
Daryl Faulkner, President and Chief Executive Officer of Digene Corporation, commented, “We are pleased to report record revenues and strong profits for the second quarter of fiscal 2007. During the quarter we achieved strong results in our two major markets: in the U.S. we grew HPV test revenues by 41% to $37.9 million and in Europe we grew HPV test revenues by 50% to $5.7 million. We are driving adoption of the Digene HPV Test in cervical cancer screening programs across the U.S., and momentum is building in Europe. With revenues and profits growing rapidly and with approximately $173 million in cash and cash equivalents, we are in an excellent position as a world leader in cervical cancer screening.”

Digene Outlook
The following forward-looking information is being provided as a convenience to investors. The projections are based upon numerous assumptions, which Digene believes to be reasonable but many of which Digene cannot control. Consequently, actual results may differ materially from the guidance and objectives described below. Further, the guidance and objectives provided below assume the continued growth and success of Digene’s existing business, including sales of its HPV test products. Please refer to the disclosure notice below. (See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.)
For the fiscal year ending June 30, 2007, Digene expects:
▪	Total revenues of approximately $200 million.

▪	Gross margin of approximately 86%.

▪	Expenses
-	Research and Development expenses of approximately 12% to 13% of total revenues.

-	General and Administrative expenses of approximately 17% to 18% of total revenues.

-	Sales and Marketing expenses of approximately 36% to 37% of total revenues.

-	Total royalty and technology fees of approximately 5% to 6% of product sales.
▪	Net income, as adjusted to exclude special items, of approximately $1.09 per diluted share, based on an estimated 24.5 million diluted weighted average shares outstanding. Special items in fiscal year 2007 are expected to consist of the exclusion of approximately $7 million in equity-based employee and director compensation expense and an adjustment to reflect a 38% tax rate.
For the fiscal 2007 third quarter ending March 31, 2007, Digene expects:
▪	Total revenues of approximately $51 million.

▪	Net income, as adjusted to exclude special items, of approximately $0.23 per diluted share, based on an estimated 24.8 million diluted weighted average shares outstanding. Special items in the third quarter 2007 are expected to consist of the exclusion of approximately $1.6 million in equity-based employee and director compensation expense and an adjustment to reflect a 38% tax rate.

Conference Call
Digene management will host a conference call to discuss results for the fiscal 2007 second quarter on Thursday, February 1, 2007, at 4:30 pm (Eastern). The call will be broadcast live over the Internet and can be accessed at Digene’s website, www.digene.com. In addition, a telephonic replay of the call will be available through May 2, 2007, and may be accessed by dialing (888) 913-9965 or (210) 234-0005.
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digene uses non-GAAP measures of certain components of financial performance, including income before income taxes, net income and earnings per share, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. “Special items” consist of:
▪	an adjustment to reflect a 38% effective tax rate for each completed period and the guidance regarding the fiscal 2007 third quarter ending March 31, 2007 and the full fiscal year ending June 30, 2007, and

▪	an adjustment for equity-based employee and director compensation expense for each completed period and the guidance regarding the fiscal 2007 third quarter ending March 31, 2007, and full fiscal year ending June 30, 2007.
The extent and timing of each of our international subsidiaries’ ability to become profitable will have a material impact on our income tax expense. These events are difficult to accurately predict and, as a result, we are not providing guidance on “net income” prepared in accordance with GAAP for forthcoming periods because we cannot reasonably estimate our future period-to-period GAAP-based income tax expense, virtually all of which is a non-cash expense. The presentation of “net income, as adjusted” and “net income per diluted share, as adjusted” in each reported and future period reflects adjustments for the “special items” detailed above.
These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Because the extent of each of our international subsidiaries’ profitability has a material impact on our income tax expense, our tax rate can fluctuate significantly from period to period. Therefore, we believe providing a non-GAAP measure that adjusts for an effective tax rate is useful to investors because it allows comparison of our core operations from period to period. Our non-GAAP measures also exclude equity-based employee and director compensation expense.

On July 1, 2005, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which requires us to expense the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. However, many of our competitors did not adopt SFAS 123(R) until January 1, 2006 and, as a result, their quarterly financial results from calendar 2005 do not include the equity-based employee and director compensation expense required by SFAS 123(R). Therefore, we believe providing a measure that excludes equity-based employee and director compensation is useful to investors for comparison of our results with the results of our competitors that do not include such expense.
These non-GAAP measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measure, where available.
About Digene
Digene Corporation (Nasdaq: DIGE), based in Gaithersburg, MD, develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases – with a focus on women’s cancers and infectious diseases. The company’s hc2 High-Risk HPV DNA Test® is the only test for human papillomavirus approved by the U.S. Food and Drug Administration (FDA), for both follow-up evaluation in women with inconclusive Pap results and for primary adjunctive screening with the Pap test in women age 30 and older. For primary adjunctive screening, it is marketed as both The Digene HPV Test and the DNAwithPap® Test. These brand names do not refer to the Digene product that tests for several types of the virus commonly referred to as “low-risk HPV,” which are not associated with cervical cancer. For more information, visit www.thehpvtest.com. Digene’s HPV test is also CE-marked in Europe for both routine, primary screening and follow-up evaluation of women with inconclusive Paps. It is marketed in more than 40 countries worldwide. In addition, Digene’s product portfolio includes DNA tests for the detection of other sexually transmitted infections, including Chlamydia and gonorrhea, as well as tests for blood viruses. For more information, visit the company’s Web site, www.digene.com. Journalists may contact Pam Rasmussen, (301) 944-7196.
Digene®, Hybrid Capture®, hc2 High-Risk HPV DNA Test® and DNAwithPap® are registered trademarks of Digene Corporation.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of the future as there are a number of meaningful factors that could cause the Company’s actual results to vary materially from those indicated by such forward-looking statements. Meaningful factors, which could cause actual results to differ from expectations include, but are not limited to, risk that other companies may develop and market HPV tests competitive with our own; our ability to scale up our manufacturing to the extent demand for our products increases; ability to develop new products; ability to execute and integrate strategic transactions; uncertainty related to changes in our senior management; and uncertainty of market acceptance of our products by the worldwide medical community, as well as other factors discussed in the Company’s Securities and Exchange Commission filings. For other factors, reference is made to the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

DIGENE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income per share and shares)

	Three Months Ended			Three Months Ended
	December 31, 2006			December 31, 2005
	As		As	As		As
	Reported	Adjustment(1)	Adjusted	Reported	Adjustment(1)	Adjusted
Revenues:
Product sales	$48,648	$—	$48,648	$36,560	$—	$36,560
Other	503	—	503	533	—	533

Total revenues	49,151	—	49,151	37,093	—	37,093

Costs and expenses:
Cost of product sales	6,450	(106)	6,344	5,083	(101)	4,982
Royalty and technology	2,609	—	2,609	2,091	—	2,091
Research and development	6,269	(198)	6,071	3,852	(81)	3,771
Selling and marketing	17,807	(392)	17,415	13,840	(335)	13,505
General and administrative	8,741	(883)	7,858	6,316	(912)	5,404

Income from operations	7,275	1,579	8,854	5,911	1,429	7,340

Other income (expense):
Interest income	2,058	—	2,058	686	—	686
Interest expense	(529)	—	(529)	(167)	—	(167)
Other expense	27	—	27	(70)	—	(70)

Income before minority interest and income taxes	8,831	1,579	10,410	6,360	1,429	7,789

Minority interest	77	—	77	(4)	—	(4)

Income before income taxes	8,908	1,579	10,487	6,356	1,429	7,785

Provision for (benefit from) income taxes	2,819	1,166	3,985	3,350	(392)	2,958

Net income	$6,089	$413	$6,502	$3,006	$1,821	$4,827

Basic net income per share	$0.26	$0.01	$0.27	$0.14	$0.09	$0.23

Diluted net income per share	$0.25	$0.02	$0.27	$0.14	$0.09	$0.23

Weighted average shares outstanding
Basic	23,795,407	—	23,795,407	21,094,470	—	21,094,470

Diluted	24,181,423	—	24,181,423	21,408,519	—	21,408,519

(1)	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information — Three Months Ended December 31, 2006 and December 31, 2005.”

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Three Months Ended December 31, 2006 and December 31, 2005
($ in thousands, except net income (loss) per share and shares)

	Three Months Ended	Three Months Ended
	December 31, 2006	December 31, 2005
Income before income tax

Income before income tax — as reported	$8,908	$6,356

Special item(s):
-Exclude equity-based employee and director compensation expense	1,579	1,429

Income before income tax — as adjusted	$10,487	$7,785

Net income

Net income — as reported	$6,089	$3,006

Special item(s):
-Adjustment to reflect 38% tax rate	(1,166)	392
-Exclude equity-based employee and director compensation expense	1,579	1,429

Net income — as adjusted	$6,502	$4,827

Diluted net income per share

Diluted net income per share — as Reported	$0.25	$0.14

Special item(s):
-Adjustment to reflect 38% tax rate	(0.04)	0.02
-Exclude equity-based employee and director compensation expense	0.06	0.07

Diluted net income per share — as adjusted	$0.27	$0.23

Diluted weighted average shares outstanding	24,181,423	21,408,519

DIGENE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income per share and shares)

	Six Months Ended			Six Months Ended
	December 31, 2006			December 31, 2005
	As		As	As		As
	Reported	Adjustment(1)	Adjusted	Reported	Adjustment(1)	Adjusted
Revenues:
Product sales	$94,127	$—	$94,127	$69,382	$—	$69,382
Other	1,165	—	1,165	1,064	—	1,064

Total revenues	95,292	—	95,292	70,446	—	70,446

Costs and expenses:
Cost of product sales	12,588	(233)	12,355	9,984	(234)	9,750
Royalty and technology	4,817	—	4,817	3,953	—	3,953
Research and development	10,875	(295)	10,580	7,617	(124)	7,493
Selling and marketing	34,210	(950)	33,260	28,426	(770)	27,656
General and administrative	18,359	(2,214)	16,145	11,864	(1,655)	10,209

Income from operations	14,443	3,692	18,135	8,602	2,783	11,385

Other income (expense):
Interest income	3,812	—	3,812	971	—	971
Interest expense	(883)	—	(883)	(164)	—	(164)
Other expense	41	—	41	(45)	—	(45)

Income before minority interest and income taxes	17,413	3,692	21,105	9,364	2,783	12,147

Minority interest	5	—	5	(116)	—	(116)

Income before income taxes	17,418	3,692	21,110	9,248	2,783	12,031

Provision for (benefit from) income taxes	6,188	1,834	8,022	4,924	(352)	4,572

Net income	$11,230	$1,858	$13,088	$4,324	$3,135	$7,459

Basic net income per share	$0.48	$0.07	$0.55	$0.21	$0.15	$0.36

Diluted net income per share	$0.47	$0.07	$0.54	$0.21	$0.15	$0.36

Weighted average shares outstanding
Basic	23,620,291	—	23,620,291	20,591,995	—	20,591,995

Diluted	24,030,204	—	24,030,204	20,938,148	—	20,938,148

(1)	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information — Six Months Ended December 31, 2006 and December 31, 2005.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Six Months Ended December 31, 2006 and December 31, 2005
($ in thousands, except net income (loss) per share and shares)

	Six Months Ended	Six Months Ended
	December 31, 2006	December 31, 2005
Income before income tax

Income (loss) before income tax — as reported	$17,418	$9,248

Special item(s):
-Exclude equity-based employee and director compensation expense	3,692	2,783

Income before income tax — as adjusted	$21,110	$12,031

Net income

Net income — as reported	$11,230	$4,324

Special item(s):
-Adjustment to reflect 38% tax rate	(1,834)	352
-Exclude equity-based employee and director compensation expense	3,692	2,783

Net income — as adjusted	$13,088	$7,459

Diluted net income per share

Diluted net income per share — as Reported	$0.47	$0.21

Special item(s):
-Adjustment to reflect 38% tax rate	(0.08)	0.02
-Exclude equity-based employee and director compensation expense	0.15	0.13

Diluted net income per share — as adjusted	$0.54	$0.36

Diluted weighted average shares outstanding	24,030,204	20,983,148

DIGENE CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	December 31,	June 30,
	2006	2006

ASSETS

Current assets:
Cash, cash equivalents and short term investments	$173,330	$139,257

Total current assets	215,063	181,222

Total assets	273,709	231,886

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$34,576	$34,381

Long-term liabilities	24,026	20,459

Total stockholders’ equity	215,107	177,046

Total liabilities and stockholders’ equity	$273,709	$231,886
# # #